Exhibit 10.65

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

GAS PURCHASE CONTRACT

Between DUNE OIL & GAS COMPANY as Seller

and GPM GAS CORPORATION as Buyer

Dated the 17th day of November, 1993

MEMORANDUM OF GAS PURCHASE CONTRACT

GAS PURCHASE CONTRACT

This Contract is entered as of this 17th day of November, 1993 between DUNE OIL & GAS COMPANY (“Seller”) and GPM GAS CORPORATION (“Buyer”).

For and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. COMMITMENT.  Seller agrees to sell and Buyer agrees to purchase gas produced from wells now or hereafter located on all oil and gas leasehold interests now or hereafter owned or controlled by Seller on or allocated to the following lands in Crane and Ector Counties, Texas:

See Exhibit “B” attached hereto and incorporated by reference herein.

General terms and Conditions which are a part of this Contract are attached as Exhibit A and incorporated by reference.

2. POINT(S) OF DELIVERY AND DELIVERY DATE.  The Point(s) of Delivery of gas to be delivered by Seller to Buyer for existing sources of production shall be at the inlet flange of Buyer’s meter at a mutually agreeable site at or near Seller’s sources of production.  The Point(s) of Delivery for future sources of production will be established under Paragraph B.2 of Exhibit A. Title to the gas and all its components shall pass to and vest in Buyer at the Point(s) of Delivery.

3. DELIVERY PRESSURE.  The gas shall be delivered by Seller at the Point(s) of Delivery at a pressure sufficient to enable it to enter Buyer’s Facilities against the working pressure at reasonably uniform rates of delivery.  Buyer will endeavor to maintain a working pressure at the Point(s) of Delivery no greater than thirty (30) psig.

4. QUANTITY.  (a) Seller shall deliver and Buyer shall purchase and take Seller’s gas subject to the operating conditions and capacity of Buyer’s Facilities. Although there is no specific purchase quantity, Buyer will diligently market gas on resale and will operate its facilities in an effort to maintain consistent takes of all available quantities. If Buyer takes less than the full quantities available, Buyer will purchase gas from the lands covered by this Contract ratably with its purchases of similar gas in each common gathering system or area in compliance with applicable laws and regulation, including ratable purchases from its affiliates.

(b) Seller may dispose of any gas not taken by Buyer for any reason, including events of force majeure, subject to Buyer’s right to resume purchases at any subsequent time. In the event Buyer does not take gas for fifteen (15) consecutive days and Seller secures a different temporary market, Buyer may resume purchases only upon thirty (30) days advance written notice as of the beginning of a month unless otherwise agreed.

(c) Seller will use all reasonable efforts to deliver gas meeting the quality requirements and to avoid delivery of Inferior Liquids as defined below. In the event the gas at any Point(s) of Delivery becomes insufficient in volume, quality, or pressure, Buyer may cease gas takes so long as the condition exists, or may terminate this Contract as to any such gas upon thirty (30) days notice in writing to Seller. If Buyer ceases taking gas under this Paragraph for thirty (30) consecutive days for reasons other than quality [Ex. A Para. F(4)] or force majeure [Ex. A Para. H], Seller may terminate this Contract with respect to the affected sources as to the then productive zones upon thirty (30) days written notice to Buyer; provided that during the notice period Buyer may resume consistent takes and purchases, and thereby avoid Contract termination under Seller’s notice.

5. PRICE

5.1 Consideration. ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****

5.2 Residue Gas Proceeds. ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****(1)

(1) CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****.”

***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****

5.3 NGL Proceeds.  ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****

5.4 Allocation of Residue Gas and NGL’s; Buyer’s Resales.  ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****

5.5 Low Volume Point(s) of Delivery. ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****(2)

(2) CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** ***** *****(3)

5.6  Price Renegotiation Rights.  Notwithstanding the foregoing provisions of this Paragraph 5, PRICE, if at any time, and from time to time, Buyer in its sole judgment determines that at any or all Point(s) of Delivery, operating conditions relating to Buyer’s Facilities or market conditions relating to Buyer’s purchase of gas or resale of residue gas and NGL’s indicate that a downward price revision is necessary or appropriate, then Buyer may elect to notify Seller of Buyer’s intent to renegotiate Seller’s price and pricing basis or to terminate this Contract.  Any notice of renegotiation of price or termination shall be given in writing by Buyer to Seller not less than thirty (30) days prior to the proposed effective date.  If Seller is not willing to accept the renegotiated price nominated by Buyer, then as to all gas affected by Buyer’s notice, Seller may (i) cause a renegotiation of pricing percentages or (ii) terminate this Contract as to the affected gas by written notice to Buyer at any time prior to the effective date of Buyer’s nominated price.  Whether or not such notice of termination is given by Seller within the prescribed period, if Seller makes deliveries of and Buyer accepts gas from the affected sources after the effective date of the renegotiation, Buyer’s nominated price will be paid for such deliveries.

6.  TERM.  This Contract shall remain in effect for a primary term expiring five (5) years following the last day of the month in which this Contract is executed, and shall continue in effect from year to year thereafter until cancelled by either party as of the end of the primary term or any anniversary thereafter by giving the other party sixty (60) days advance written notice.

7.  ADDRESSES AND NOTICES.  Either party may give notices to the other party or parties by first class mail postage prepaid, by overnight delivery service, or by facsimile at the following addresses or other addresses furnished by a party by written notice.  Unless Seller objects in writing, Buyer may also use Seller’s current address for payments.

Notices to Seller:
Dune Oil & Gas Company
P. O. Box 15122
Odessa, Texas 79768
Fax:

Notices to Buyer - General:
GPM Gas Corporation
Gas Acquisitions
4044 Penbrook
Odessa, Texas 79762
Fax: (915) 368-1160

(3) CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY RESACA EXPLOITATION, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

Accounting notices and inquiries only:	GPM Gas Corporation Gas Purchase Accounting Bartlesville, Oklahoma 74004 Fax: (918) 662-2747

Ownership changes, Division Orders:	GPM Gas Corporation Division Orders P.O. Box 5050 Bartlesville, OK 74005 Fax: (918) 662-8699

IN WITNESS WHEREOF, the parties have hereto set their hands in person or by their duly authorized officials as of the date set forth above.

DUNE OIL & GAS COMPANY

	By	/s/ Richard Beeson
Richard Beeson
	Title:	President

SELLER

GPM GAS CORPORATION

	By:	/s/ David R. Scharf
David R. Scharf, Attorney-in-Fact

BUYER

Executed on: November 20, 1993

SIGNATURE PAGE FOR GAS PURCHASE CONTRACT
DATED THE 17TH DAY OF NOVEMBER, 1993

EXHIBIT A

TO GAS PURCHASE CONTRACT

BETWEEN GPM GAS CORPORATION AS BUYER

AND DUNE OIL & GAS COMPANY AS SELLER

Dated the 17th day of November, 1993

GENERAL TERMS & CONDITIONS

A.    DEFINITIONS

Except where the context indicates a different meaning or intent, the following terms shall have meaning as follows:

a.     Affiliate -  a company (i) in which a party owns directly or indirectly more than forty percent (40%) of the issued and outstanding voting stock; or (ii) which owns directly or indirectly more than forty percent (40%) of the issued and outstanding voting stock of the party; or (iii) in which a company described in (ii) owns, directly or indirectly, more than forty percent (40%) of the issued and outstanding voting stock.

b.     Btu - British Thermal Unit, or the quantity of heat required to raise the temperature of one (1) pound of water one degree Fahrenheit (1°F) at a starting temperature of 59.5 degrees Fahrenheit (59.5°F). MMBtu - one million Btu’s.

c.     Buyer’s Facilities - The gas delivered by Seller will be gathered into gathering system(s) and may be redelivered to a processing plant or plants for the removal of NGL’s together with gas produced from other properties. The gathering system(s) and plant or plants, or successor facilities, are defined as “Buyer’s Facilities” whether owned by Buyer, an affiliate of Buyer, or an unaffiliated third party. No facilities downstream of the processing plant or plants are included in “Buyer’s Facilities.”

d.     Day - a period of twenty four (24) consecutive hours beginning and ending at midnight Central Time.

e.     Force Maleure - see Paragraph H.2 below.

f.      Gas - all natural gas available from the well(s) or acreage subject to this Contract which arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas, stock tank vapors, and other sources of production, unless specifically excluded in the Commitment Paragraph above.

g.     Inferior Liquids - Some mixed crude oil, slop oil, salt water, other nuisance liquids, and other liquids recovered by Buyer in its gathering system or at plant inlet receivers of insufficient quality for delivery into NGL pipelines. Revenues from Inferior Liquids will be retained by Buyer to defray costs of treating and handling; Buyer will not allocate or pay for Inferior Liquids.

h.     Mef - One thousand (1,000) cubic feet of gas at a standard condition of 60°F and 14.65 psia.

i.      Month - a calendar month.

j.      NGL or NGL’s - ethane and heavier liquefiable hydrocarbons separated from gas. See Paragraph 5.3(i) through (v) for particular components.

k.     NGL’s Allocable to Seller. The quantity of each NGL component allocable to Seller’s gas shall be determined by multiplying the total quantity of each NGL component saved and sold at the plant or plants by a fraction. The anmerator will be the gallons of that NGL component contained in the gas delivered by Seller as determined by chromatographic analysis or other accepted method in the industry, and the denominator will be the total gallons of that component contained in all gas delivered to Buyer from sources connected to Buyer’s Facilities.

l.      Point(s) of Delivery - see Paragraphs 2, B.1, and B.2.

m.    psi -  pounds per square inch; psia - psi absolute; psig - psi gauge.

n.     Residue gas - merchantable gas available for sale from Buyer’s Facilities after processing and gas resold without first being processed.

o.     Residue Gas Allocable to Seller. The MMBtu’s of “residue gas allocable to Seller” will be determined by multiplying the MMBtu’s of “residue gas available for sale” from Buyer’s Facilities by a fraction. The numerator will be the “theoretical MMBtu’s of residue gas remaining from Seller’s gas” delivered by Seller, and the denominator will be the total of the theoretical MMBtu’s of residue gas remaining from all gas delivered to Buyer from the common sources connected to Buyer’s Facilities. “Residue gas available for sale” means all residue gas available from Buyer’s Facilities, net of residue gas required for the operation of Buyer’s Facilities. The “theoretical MMBtu’s of residue gas remaining from Seller’s gas” means the sum of the MMBtu’s of methane and heavier hydrocarbons contained in Seller’s gas as determined by chromatographic analysis or other accepted method in the industry, less the MMBtu’s of NGL’s saved and sold attributable to Seller’s gas. For any gas delivered initially into a high-pressure gathering system, unless subarea allocations to low pressure sources or other methods are used, Seller’s theoretical MMBtu’s of residue gas remaining shall be adjusted upward by four percent (4%) to recognize the fuel economies realized by Buyer’s avoidance of compression for these high pressure deliveries.

p.     TET - price quotes for NGL on the Texas Eastern Transmission Company system.

q.     TF&S - Transportation, fractionation, and storage, see Paragraph 5.3.

B.    DELIVERY DATE

B.1    As to sources of production existing as of the date of this Contract, Seller shall commence and prosecute with due diligence the construction of such facilities as may be necessary to enable Seller to deliver at the Point(s) of Delivery the committed quantities of gas, and Buyer shall cause prompt commencement and prosecute with due diligence the construction of such facilities as are necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the Point(s) of Delivery. In the event Buyer has not commenced construction within thirty (30) days from the date Buyer receives notice of completion of Seller’s facilities necessary to make deliveries, Seller’ may terminate this Contract upon immediate written notice. This option expires upon Buyer’s commencement of construction.

B.2   Additional Sources of Production. As to sources of production acquired, drilled, or discovered after the date of this Contract, Seller shall commence and prosecute with due diligence the construction of such facilities as may be necessary to enable Seller to deliver gas at the Point(s) of Delivery then agreed. Buyer shall cause prompt commencement and prosecute with due diligence the construction of such facilities as are necessary and economically feasible to enable Buyer or its gas gathering contractor to receive deliveries of gas at the added Point(s) of Delivery. If Buyer determines it is not profitable to construct such facilities. Seller shall have the option to construct facilities necessary to deliver into Buyer’s then existing facilities. In the event neither Buyer nor Seller elect to construct the necessary facilities, either party may cancel this Contract as to the affected gas upon written notice to the other.

B.3   Delivery Rates. Seller shall have agents or employees available at all reasonable times to receive from Buyer’s dispatchers advice and requests for changes in the rates of delivery of gas as required by Buyer from time to time.

B.4   Options to Compress. If Seller’s wells become incapable of delivering gas into Buyer’s Facilities, neither party shall be obligated to compress, but either party shall have the option to do so. A party providing compression facilities shall also provide sufficient pulsation dampening equipment so that measurement at the Point(s) of Delivery will not be affected by pulsation. If neither party elects to compress within a reasonable time after the need for compression appears, Buyer upon written request of Seller shall release the affected gas sources as to the then-producing formation(s) from commitment under this Contract.

C.    RESERVATIONS OF SELLER

C.1   Reservations.   Seller reserves the following rights with respect to its interests in the oil and gas properties committed by Seller to Buyer under this Contract together with sufficient gas to satisfy such rights:

a.     To operate Seller’s oil and gas properties free from control by Buyer in such manner as Seller, in Seller’s sole discretion, may deem advisable, including without limitation the right, but never the obligation, to drill new wells, to repair and rework old wells, renew or extend, in whole or in part, any oil and gas lease covering any of the a oil and gas properties, and to abandon any well or surrender any such oil and gas lease, in whole or in part, when no longer deemed by Seller to be capable of producing gas in paying quantities under normal methods of operation.

b.     To use gas for developing and operating Seller’s oil and gas properties committed under this Contract and to fulfill obligations to Seller’s lessors under those properties.

c.     To pool, combine and unitize any of Seller’s oil and gas properties with other properties in the same field, and to alter such pooling, combination, or units, in which event this Contract will cover Seller’s allocated interest in unitized production insofar as that interest is attributable to the oil and gas properties committed under this Contract, and the description of property covered hereby shall be considered to have been amended accordingly.

C.2   Exception. Notwithstanding the above, Seller agrees not to engage in any operation, including without limitation, reinjection, recycling, or curtailment, that would materially reduce the amount of gas available for sale to Buyer except upon 120 days advance written notice to Buyer or as much advance notice as is feasible under the circumstances. In the event Seller ceases or materially curtails deliveries to Buyer under this Paragraph C, the Contract term shall be extended by the duration of any such interruption or curtailment. Buyer shall own and be entitled to collect and pay Seller for any NGL’s which condense or may be condensed or manufactured from gas during any of Seller’s operations, excluding crude oil and distillate recovered from gas by conventional type mechanical separation equipment and not delivered to Buyer.

D.    METERING

D.1   Buyer to Install Meters(s). Buyer shall install, maintain and operate, at or near the Point(s) of Delivery, orifice meter(s) or other measuring devices of standard make. Seller, insofar as Seller’s leasehold and other mineral rights enable it to do so, will furnish Buyer sites for is metering facilities. Except as otherwise specifically provided to the contrary in this paragraph, orifice meters or other measurement devices shall be installed and volumes computed in accordance with accepted industry practice. Electronic recording devices such as TotalflowTM or the like may be used. Seller shall have access to Buyer’s metering equipment at reasonable hours, but reading, calibrating, adjusting, operation, and maintenance shall be done only by Buyer.

D.2   Unit of Volume. The unit of volume shall be one (1) cubic foot of gas at a base temperature of sixty degrees Fahrenheit (60°F) and at a pressure base of 14.65 psia. Computation of volumes shall be made in accordance with industry accepted practice.

D.3   Pressure, Temperature. Buyer may measure the atmospheric pressure or may assume the atmospheric pressure to be thirteen and two-tenths pounds per square inch absolute (13.2) psia. Buyer may determine the temperature of the gas by using a recording thermometer, otherwise, the temperature shall be assumed to be sixty degrees Fahrenheit (60°F). The specific gravity shall be determined semiannually or more often as Buyer deems advisable.

D.4   Check Meter(s). Seller many install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make. Check meters shall not interfere with operation of Buyer’s equipment. Buyer shall have access to Seller’s check measuring equipment at all reasonable hours, but reading, calibrating, adjusting, operation, and maintenance shall be done only by Seller.

D.5   Meter Tests. At least twice each year Buyer shall verify the accuracy of Buyer’s measuring equipment, and Seller or its lease operator shall verify the accuracy of any check measuring equipment. If Seller’s lease operator or Buyer notifies the other that if desires a special test of any measuring equipment, they shall cooperate to secure a prompt verification of the accuracy of the equipment. If either at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Buyer and Seller’s lease operator shall give the other reasonable advance notice of the time of all tests and calibrations of meters and of sampling for determinations of gas composition and quality so that the other may conveniently have its representatives present to witness tests and sampling or to make joint and obtain samples with its own equipment.

D.6   Correction of Errors. If at any time any of the measuring or testing equipment is found to be out of service or registering inaccurately in any percentage, it shall be adjusted at once to read accurately within the limits prescribed by the manufacturer. If any measuring equipment shall be found to be inaccurate or out of service by an amount exceeding two percent (2%) at a recording corresponding to the average hourly rate of flow for the period since the last test, then previous recordings shall be corrected to zero error for any known or agreed period. The volume of gas delivered during such period shall be estimated by (i) using the data recorded by and check measuring equipment if registering accurately, (ii) by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation: or if neither such method if feasible, (iii) by estimating the quantity or quality delivered based upon deliveries under similar conditions during a period when the equipment was registering accurately. No adjustment shall be made for recorded inaccuracies of two percent (2%) or less.

D.7   Meter Records. The parties shall preserve for a period of at least two (2) years all test data, charts and other similar records. The parties shall raise metering questions as soon as practicable after the time of production. No party shall have any obligation to preserve metering records for more than two (2) years except to the extent that a metering question has actually arisen and remains unresolved.

E.              DETERMINATION OF GAS COMPOSITION

E.1   Semiannually, or more often as Buyer deems advisable. Buyer shall obtain a representative sample of Seller’s gas delivered at each Point of Delivery, or Buyer may use continuous samplers. By means of chromatography or other accepted method in the industry, Buyer will determine the composition and gross heating value of Seller’s gas in Btu per cubic foot on a water saturated bases. The Btu content for Buyer’s residue gas resales will be on an as-sold basis. The first determination of Btu content for Seller’s deliveries shall be made within a reasonable time after delivery of gas begins. If continuous samplers are used, the determinations will apply to the gas delivered while the sample was installed. If not, the determination will apply until the first day of the month following the next determination.

F.              QUALITY OF GAS

F.1   Quality Specifications. The gas shall be merchantable natural gas, at all times complying with the following quality requirements. The gas shall:

a. Be practically free of crude oil, water in the liquid phase, other liquids, brine, air, impurities, and other objectionable substances.

b.     Not contain more than one fourth (1/4) grain of hydrogen sulphide per 100 cubic feet of gas.

c.     Not contain more than five (5) grains of total sulfur not more than one (1) grain of mercaptan per one hundred (100) cubic feet of gas.

d.     Not contain in excess of two mole percent (2%) of carbon dioxide.

e.     Not contain in excess of three mole percent (3%) of nitrogen.

f.      Not contain in excess of ten parts per million (10 ppm) by volume of oxygen.

g.     Not contain more than five mole percent (5%) of combined carbon dioxide, nitrogen, and oxygen.

h.     Not exceed one hundred and twenty degrees Fahrenheit (120ºF) in temperature at the Point of Delivery.

i.      Have a total heating value of not less than one thousand and fifty (1,050) Btu’s per cubic foot.

F.2      Quality Tests. Determinations as to conformity of the gas with the above specifications shall be made by Buyer in accordance with generally accepted procedures of the gas industry. Such determinations shall be made as often as Buyer reasonably deems necessary. If in the lease operator’s judgment the result of any such test or determination is inaccurate, Buyer upon request will again conduct the questioned test or determination. The costs of the additional test or determination shall be borne by Seller unless it shows the original test or determination to have been materially inaccurate.

F.3      Separation Equipment. Seller agrees to employ only conventional mechanical separation equipment on any of the leases covered by this Contract. Low temperature, absorption, and similar separation facilities are not considered conventional mechanical separation equipment. Except for liquids removed through operation of conventional mechanical separators and except for removal of substances as required to enable Seller to comply with this Paragraph, no components of the gas shall be removed prior to delivery to Buyer.

F.4      Rights as to Off Specification Gas. If any of the gas delivered by Seller should fail to meet the quality specifications stated in this Paragraph, Buyer may at its option accept delivery of and pay for such gas or discontinue or curtail Seller’s delivery of off specification gas whenever its quality does not conform to the quality specifications. If Buyer accepts delivery of off specification gas from Seller or incurs costs relating to inferior gas quality in its gathering system, Buyer may deduct from the proceeds otherwise payable a fee to cover the actual and reasonable costs incurred by Buyer to monitor the gas quality and to bring the gas within the quality specifications. If a gas quality issue arises and Seller concludes that it cannot economically deliver gas conforming to the specifications, Seller shall promptly so advice Buyer in writing. Within thirty (30) days of receipt of such a notice from Seller, Buyer shall give notice to Seller in writing of its election to accept or reject delivery of such gas. If Buyer rejects delivery, then Buyer’s notice will terminate this Contract with respect to the off specification gas named in the notice.

G.    BILLING AND PAYMENT

G.1      Statement and Payment Date. Buyer shall render to Seller on or before the fifteenth (15th) working day of each month a statement showing the volume of gas delivered by Seller during the preceding month. Buyer shall make payment to Seller on or before the last day of each month for all gas delivered during the preceding month. As between the parties, late payments by Buyer and recoupments/refunds from Seller shall carry simple interest at the lesser of six percent (6%) per annum or the maximum lawful interest rate; provided that no interest shall accrue as to monthly principal amounts of less than $1,000 due for less than one year when paid.

G.2      Audit Rights: Time Limit to Assert Claims. Each party shall have the right at reasonable hours to examine the books, records and charts of the other party and to review its own records to the extent necessary to verify performance of this Contract and the accuracy of any statement, charge or computation made pursuant to the provisions of this Contract. If any such examination reveals any inaccuracy in any payment, the appropriate adjustment in the billing and payment shall be promptly made; provided that no adjustment for any billing or payment shall be made and payments shall be considered final after the lapse of two (2) years from the rendition thereof except to the extent that (i) either party has noted a specific exception to the other party in writing during that period, or (ii) additional adjustments are required by law with respect to severance tax and royalty liabilities.

G.3      Conflict of Interest. Seller, its employees and agents have not and shall not pay any commissions, fees, or grant any rebates to any employee, officer, or agent of Buyer nor favor them with gifts or entertainment of significant cost or value, nor enter into any business arrangement with employees, officers, or agents of Buyer other than as a representative of Buyer without Buyer’s written approval.

G.4      Metering Records Availability. Buyer shall not be required to furnish gas volume records relating to electronic recording devices such as Totalflow other than daily volume information except to the extent that there are indications the meter was not operating properly.

H.    FORCE MAJEURE

H.1     Suspension of Performance. In the event either party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payments due, the obligations of that party, so far as they are affected by force majeure, shall be suspended during the continuance of any inability so caused but for no longer period.

H.2     Force Majeure Definition. The term “force majeure” shall mean acts of God, strikes, lockouts or other Industrial disturbances., acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, fires, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells or sources of supply of gas, inability to obtain at reasonable cost servitudes, right of way grants, permits, governmental approvals, or licenses, inability to obtain at reasonable cost materials or supplies for constructing or maintaining facilities, and other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which by the exercise of due diligence the party is unable to prevent or overcome.

H.3     Labor Matters Exception. The settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

I.      TITLE OWNERSHIP AND RESPONSIBILITY FOR INJURY OR DAMAGE

I.1       Warranty of Title, Title Information. Seller warrants that it has good title to the gas delivered hereunder free and clear of any and all liens, encumbrances, and claims whatsoever, and that Seller has good right and lawful authority to sell the same. Seller agrees to defend, indemnify, and save Buyer harmless from any and all suits, claims, items and encumbrances of whatsoever nature relating to the gas or title thereto. If Buyer requests, Seller shall furnish Buyer a current attorney’s division order title opinion, together with other title information reasonably requested by Buyer. As between the parties, Buyer shall not be required to make payment until Seller has furnished the title information requested. Until such title information is furnished, or if Seller’s title or right to receive any payment is questioned or involved in litigation. Buyer shall have the right to withhold payment without interest until title information is received, during the pendency of litigation, until the title or right to receive the questioned payment(s) is freed from question, or until Seller furnishes bond with surely acceptable to Buyer. Without impairment of Seller’s warranty of title, if Seller owns less than full title to the gas delivered, payments shall be made only in the proportion that Seller’s interest bears tot he entire title to the gas.

I.2       Responsibility for Injury or Damage. As between the parties, Seller shall be in control and possession of the gas deliverable hereunder and responsible for any injury or damage caused thereby until the same shall have been delivered to Buyer, after which delivery Buyer shall be deemed to be in exclusive control and possession and responsible for any injury or damage caused thereby, provided that neither party shall be indemnified for its own negligence.

J.     ROYALTY

J.1       Seller’s Responsibility. Seller is responsible for all payments to the owners of all royalties, overriding royalties, bonus payments, production payments and the like. Seller agrees to defend, indemnify, and hold Buyer harmless from any and all liabilities to those owners.

J.2       Buyer’s Payment Services. At Seller’s request, Buyer agrees to disburse such royalties, overriding royalties, bonus payments, production payments, and the like as Seller shall from time to time direct on Seller’s behalf. In return for this service, Buyer shall retain from the proceeds otherwise due Seller a monthly fee of thirty dollars ($30.00) per well or other settlement payment basis. Buyer reserves the right to adjust this fee upon advance written notice to Seller. Seller may at any time upon reasonable advance written notice cease Buyer’s payment services and itself assume such payments effective as of the first day of a month.

J.3       Buyer’s Reliance on Ownership Information. Buyer shall not commence payments for any month under Paragraph J.2 until thirty (30) days after receipt from Seller of all title information and executed payment directions necessary for such payments. Payments on behalf of Seller shall include penalties and interest when payable under applicable laws or regulations. Buyer shall deduct all such payments, penalties, and interest from the amounts otherwise due Seller hereunder. Buyer assumes no direct liability to Seller’s royalty or other interest owners. Seller agrees to defend, indemnify, and hold Buyer barmless from any and all loss and damages resulting from payments made pursuant to Seller’s directions or pursuant to title information received from or through Seller. Buyer may at any time upon at least thirty (30) days advance written notice cease disbursements on behalf of Seller under Paragraphs J.2 and J.3 as of the end of any month.

K.    SEVERANCE AND SIMILAR TAXES

K.1     Included in Price. Reimbursement to Seller for Seller’s full liability for severance and similar taxes levied upon seller’s gas production shall be deemed to be included in the prices payable under paragraph 5 of this Contract.

K.2     Tax Responsibilities an Disbursements. Seller shall bear all taxes imposed upon Seller with respect to the gas delivered hereunder, and Buyer shall bear all taxes imposed upon Buyer with respect to such gas after delivery to Buyer. Unless otherwise required by law, severance and similar taxes that are payable on a monthly basis and are based upon the value or volume of the gas produced and sold by Seller shall be computed and paid by Buyer for the account of Seller, and Buyer shall deduct such payments from the amounts due Seller.

K.3     Seller’s Option to Disburse Severance Taxes. If Seller is paying royalties under Paragraph j and if permitted by law, Seller may elect at any time to pay severance and similar taxes to the proper authority effective as of the first day of a month. Seller shall notify Buyer in writing at least thirty (30) days in advance of Sellers’ intended effective date of commencement of remittances of taxes by Seller.

L.    LAWS AND REGULATIONS

L.1      Compliance with Laws and Regulations. This Contract is subject to all valid statutes and rules and regulations of my duly constituted federal or state authority or regulatory body having jurisdiction. Neither party shall be in default as a result of compliance with laws and regulations. For purposes of Paragraph 5.2 any gas for which the selling price is affected by price controls shall be calculated and paid for in separate resale pools by price category.

M.   RIGHT OF WAY

M.1    Grant of Access. Insofar as Seller’s lease or leases permits and insofar as Seller may have any rights however derived (whether pursuant to governmental agency order, regulation, statute, or otherwise), Seller grants to Buyer and Buyer’s gas gathering contractor, if any, and their assignees the right of free entry and the right to lay and maintain pipelines and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase and handling of Seller’s gas. All pipelines and other equipment placed by Buyer or Buyer’s contractor on said lands and leases shall romain the property of the owner and may be removed by the owner at any time.

N.    ASSIGNMENT

N.1     Binding Assignees. This Contract may be assigned by either party. This Contract shall be binding upon and inure to the benefit of the successors, assigns, heirs, personal representatives, and representatives in bankruptcy of the parties, and shall constitute a real right and covenant running with the lands and oil and gas properties covered and shall be binding upon any purchases of Buyer’s Facilities and upon any purchaser of the properties of Seller subject to this Contract, provided however, that nothing contained in this Paragraph shall in any way prevent either party from mortgaging its rights hereunder as security for its indebtedness, such security to be subordinate to the rights and obligations under this Contract.

N.2     Notice of Assignment. Any assignment or sublease by Seller of any oil and gas properties or any gas rights contracted to Buyer shall be made expressly subject to the provisions of this Contract. No transfer of or succession to the interest of Seller, however effected, shall bind Buyer unless the original instrument or other proper proof that the claimant is legally entitled to an interest shall have been furnished Buyer at its office in Odessa, Texas.

O.    MISCELLANEOUS PROVISIONS

O.1     Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE GAS IS PRODUCED, EXCLUDING ANY PROVISIONS WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

O.2     Default and Nonwaiver. A waiver by a party of any one or more defaults by the other in the performance of any provisions of this Contract will not operate as waiver of any future default or defaults, whether of a like or different character.

O.3     Counterparts. This Contract may be executed in any number of counterparts, all of which shall be considered together as one instrument, and this Contract shall be binding upon all parties executing the same, whether or not executed by all parties owning an interest in the oil and gas properties.

O.4     Entire Agreement. This Contract constitutes the final and complete agreement between the parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the parties relating to this Contract other than those set forth herein.

O.5.    Negotiations. The language of this Contract shall not be construed in favor of or against either Buyer or Seller, but shall be construed as if the language were mutually drafted by both parties.

O.6     Ratification. If requested in writing by Buyer of other interest owners, this Contract may be ratified and adopted by any owner of an interest in any oil and gas properties subject to this Contract or any lands or leases with which those oil and gas properties may be pooled or unitized, by execution and delivery to Buyer of an instrument in writing ratifying and adopting this Contract insofar as the owner’s interest in any such land, lease or oil and gas properties is concerned, and the ratifying owner shall become a party Seller to this

Contract with like force and effect as though the owner had executed this Contract as of the time of execution of the ratification, and all of the terms and provisions of this Contract as amended to the date of the ratification shall become binding upon Buyer and any such other owner.

O.7     Dispute Resolution; Fees and Costs. The parties desire to resolve any disputes that may arise without a need for litigation, if possible. To that end, in the event a dispute arises, each party will appoint an employee to negotiate with the other party concerning the dispute. If the dispute cannot be so resolved in a reasonable time, the parties may agree to non-binding mediation, binding arbitration, or either party may file a suit to resolve the matter. In the event mediation, arbitration, or litigation is necessary to resolve a dispute, in addition to actual damages, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the other party.

O.8     Mutual Waiver of Certain Remedies. NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT, WHICH ARISES OUT OF OR RELATES TO THIS CONTRACT OR ITS PERFORMANCE OR NONPERFORMANCE.

END OF EXHIBIT A TO GAS PURCHASE CONTRACT

EXHIBIT “B”

Attached to and made a part of the Gas Purchase Contract dated the 17th day of November, 1993, between DUNE OIL & GAS COMPANY (“Seller”) and GPM GAS CORPORATION (“Buyer”).

DESCRIPTION OF OIL AND GAS LEASES NOW COVERED BY ABOVE CONTRACT

JORDAN (SAN ANDRES) UNIT

Block 35, University Lands

Crane and Ector Counties, Texas

TRACT	Description
01	NE/4 SECTION 06
02	SE/4 SECTION 06
03	NW/4 SECTION 09
04	NW/4 SECTION 14
05	E/2 SW/4 SECTION 14
06	SW/4 SECTION 13
07	SE/4 SECTION 13
08	NW/4 SECTION 12
09	W/2 SE/4 SECTION 14

MEMORANDUM OF GAS PURCHASE CONTRACT

Notice is hereby given of the following Gas Purchase Contract:

1.                                       SELLER:   DUNE OIL & GAS COMPANY

2.                                       BUYER:   GPM GAS CORPORATION

3.                                       DATE OF CONTRACT:   17th day of November, 1993

4.                                       COMMITMENT:   All gas from all wells located on the following acreage: Crane and Ector Counties, Texas

See Exhibit “B” attached hereto and incorporated by reference herein.

5.                                       TERM:   A primary term ending November 30, 1998 and from year to year thereafter until cancelled by either party by sixty (60) days advance written notice.

6.                                       RIGHT OF WAY:   Seller has granted rights of way and rights of access to Buyer to own and operate gathering lines and other equipment on the described lands. The lines and equipment remain the property of Buyer during and after termination of the Contract.

7.                                       Further information concerning the Gas Purchase Contract is available from GPM Gas Corporation, Gas Acquisitions, 4044 Penbrook, Odessa, Texas 79762.

IN WITNESS WHEREOF, Seller has executed this memorandum for recording in the records of the described County.

DUNE OIL & GAS COMPANY

By	/s/ Richard Beeson
Richard Beeson
Title:	President
SELLER

STATE OF Texas	)
) ss.
COUNTY OF Midland	)

BEFORE ME, the undersigned Notary Public in and for said County and State, on this 17th day of December, 1993, personally appeared Richard Beeson, to me known to be the identical person who executed the foregoing instrument as President of DUNE OIL & GAS COMPANY, and duly acknowledged to me that he executed the same as his free and voluntary act and deed and as the voluntary act and deed of said corporation for the uses and purposes therein set forth.

GIVEN UNDER MY HAND AND SEAL OF OFFICE the day and year last above written.

/s/ [ILLEGIBLE]
Notary Public

EXHIBIT “B”

Attached to and made a part of the Gas Purchase Contract dated the 17th day of November, 1993, between DUNE OIL & GAS COMPANY (“Seller”) and GPM GAS CORPORATION (“Buyer”).

DESCRIPTION OF OIL AND GAS LEASES NOW COVERED BY ABOVE CONTRACT

JORDAN (SAN ANDRES) UNIT

Block 35, University Lands

Crane and Ector Counties, Texas

TRACT	Description
01	NE/4 SECTION 06
02	SE/4 SECTION 06
03	NW/4 SECTION 09
04	NW/4 SECTION 14
05	E/2 SW/4 SECTION 14
06	SW/4 SECTION 13
07	SE/4 SECTION 13
08	NW/4 SECTION 12
09	W/2 SE/4 SECTION 14